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                                                                     EXHIBIT 8.2


                        [CLIFFORD CHANCE ROGERS & WELLS
                                LLP LETTERHEAD]



February 18, 2000

Nuevo Grupo Iusacell, S.A. de C.V.
Prolongacion Paseo de la Reforma 1236
Colonia Santa Fe
Delagacion Cuajimalpa
05348 Mexico, D.F., Mexico

Re: U.S. Federal Income Tax Opinion With Respect to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel for Nuevo Grupo Iusacell, S.A. de C.V. ("New Iusacell"), a company organized under the laws of the United Mexican States, in connection with New Iusacell's offer to exchange its senior notes due 2006 (the "Old Notes") for its senior notes due 2006 (the "Exchange Notes") on a one-for-one basis (the "Exchange Offer"). You have asked for our opinion as to whether (i) the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will constitute a taxable exchange for U.S. federal income tax purposes and (ii) the information in the Registration Statement, dated February 18, 2000 (the "Registration Statement") under the heading "United States Taxation" is correct in all material respects.

Capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

In rendering the opinions expressed herein, we have examined and relied upon, with your consent, the Registration Statement. In addition, in rendering our opinions expressed below, we have also examined such other documents and legal authorities as we have deemed relevant for purposes of expressing the opinions contained herein.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) all representations and statements set forth in such documents are true and correct, and (iv) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

Our opinions are based upon the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to legislative, judicial or administrative change or differing interpretation, possibly with retroactive effect. Our opinions are not binding on the IRS, and no ruling with respect to any of the issues raised by this opinion letter has been requested from

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Nuevo Grupo Iusacell, S.A. de C.V.
February   , 2000                                                         Page 2

the IRS. No assurance can be given that the opinions expressed herein will not be challenged by the IRS or sustained by a court.

Based upon and subject to the foregoing, we are of the opinion that:

         1. The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes;

         2. A holder of Old Notes that tenders such Old Notes pursuant to the Exchange Offer will not recognize taxable gain or loss on the exchange of his or her Old Notes for Exchange Notes; and

         3. The information in the Registration Statement under the heading "United States Taxation" is correct in all material respects.

The opinions contained herein are limited to those matters expressly covered. No opinion is to be implied with respect to any other matter. The opinion set forth herein are as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise you as to any changes of law or fact which may hereinafter brought to our attention. We express no opinion as to the laws of any jurisdiction other than the United States. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the captions "Legal Matters" and "United States Taxation" in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder. Except as set forth herein, this opinion may not be relied upon by any person or entity other than the addressee without our prior written consent.

Very truly yours,



CLIFFORD CHANCE ROGERS & WELLS LLP